                                                                   Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                                                              STATE OF
                                                                                                              --------
       NAME                                                        DOING BUSINESS AS                        INCORPORATION
       ----                                                        -----------------                        -------------

Black Box Corporation

  ATIMCO Network Services, Inc.                     Black Box Network Services - Western Pennsylvania       Pennsylvania

  American Telephone Wiring Company                 Black Box Network Services - West Virginia              West Virginia

  Midwest Communications Technologies, Inc.         Black Box Network Services - Cleveland, Columbus,       Ohio
                                                    Detroit

  Associated Network Solutions, Inc.                Black Box Network Services - Central Florida            Florida

  Advanced Communications Corporation               Black Box Network Services - South Carolina             South Carolina

  Ohmega Installations Limited                      Black Box Network Services - Newbury (UK)

  Cable Consultants, Incorporated                   Black Box Network Services - Atlanta                    Georgia

  Todd Communications, Inc.                         Black Box Network Services - North Carolina             North Carolina

  Comm Line, Inc.                                   Black Box Network Services - Cincinnati                 Ohio

  Business Communication Concepts, Inc.             Black Box Network Services - Washington, D.C.           Virginia

  Koncepts Communications of L.I., Corp.            Black Box Network Services - Tri-State                  New York

  Communication Contractors, Inc.                   Black Box Network Services - Chicago                    Illinois

  DataCom-Link, Inc.                                Black Box Network Services - Indiana                    Indiana

  U.S. Premise Networking Services, Inc.            Black Box Network Services - Minnesota                  Minnesota

  Datech Holdings Limited                           Black Box Network Services - Nottingham (UK)

  Black Box Network Services, Inc. -
     Government Solutions                                                                                   Tennessee

  R&D Services, Inc.                                Black Box Network Services - New England                Massachusetts

  Delaney Telecom, Inc.                             Black Box Network Services - Philadelphia               Pennsylvania

  Delaney Electrical Services, Inc.                 Black Box Network Services - Philadelphia               Pennsylvania

  K&A Communications, Inc.                          Black Box Network Services - St. Louis                  Missouri

  Jet Line Communications, Inc.                     Black Box Network Services - Dallas                     Texas

  FBS Communications, LP                            Black Box Network Services - San Antonio                Texas

  A.T.S., Inc.                                      Black Box Network Services - Huntington                 West Virginia

  Advanced Network Technologies, Inc.               Black Box Network Services - California                 California

  Teldata Corporation                               Black Box Network Services - Tennessee                  Tennessee


  ST Communications & Cabling, Inc.                 Black Box Network Services - Kansas City                Missouri

  Black Box Network Services & Electrical, Inc.                                                             New York

  Black Box Network Services Baltimore, Inc.                                                                Delaware

  Black Box Network Services Greater
     Pittsburgh, Inc.                                                                                       Delaware

  Datel Communications, Inc.                        Black Box Network Services - Arizona                    Arizona

  Data Specialties Europe Ltd.                      Black Box Network Services - Cambridge (UK)

  Midwest Electronics and Communications, Inc.      Black Box Network Services - Denver                     Colorado

  Duracom, Inc.                                     Black Box Network Services - Seattle                    Washington
                                                    Black Box Network Services - Oregon

  Orchard Network Solutions Ltd.                    Black Box Network Services - Cambridge (UK)

  Societe Industrielle de Telephonie, Alarme et     Black Box Network Services - France
  Video

  Netcabling B.V.                                   Black Box Network Services - Belgium

  Bernhard Merz AG.                                 Black Box Network Services - Switzerland

  Universal Connections, Incorporated               Black Box Network Services - Indiana                    Indiana

  Michael Electric, Inc.                            Black Box Network Services - New Jersey                 New Jersey

  Integrated Cabling Systems, Inc.                  Black Box Network Services - Nebraska                   Nebraska

  Computer Cables and Accessories Ltd.              Black Box Network Services - London (UK)


  DESIGNet, Inc.                                    Black Box Network Services - San Jose                   California

  J.C. Informatica Integral S.A. de C.V.,
     Consultoria en Redes S.A. de C.V. and SIC
     Comunicaciones S.A. de C.V.                    Black Box Network Services - Mexico

  LJL Telephone and Communication, Inc.             Black Box Network Services - New England                Massachusetts

  AB Lofamatic                                      Black Box Network Services - Sweden

  Optech Fibres Ltd.                                Black Box Network Services - Cumbria (UK)

  GCS Network Services Ltd.                         Black Box Network Services - Northampton (UK)

  Di.el. Distribuzioni Elettroniche S.r.l.          Black Box Network Services - Rome (Italy)

  Lanetwork Sales Ltd.                              Black Box Network Services - Kitchener (Canada)

  TW Netzwerkservice GmbH                           Black Box Network Services - Bavaria (Germany)

  Telefuture Communications, Ltd.                   Black Box Network Services - New Rochelle               New York

  NKS Netzwerke Kabel Systeme GmbH                  Black Box Network Services - Stuttgart (Germany)



  TeleAce Communications Pte Ltd                    Black Box Network Services - Singapore

  Societe d'Installation de Reseaux Informatiques   Black Box Network Services - France
     et Electricques (SERIE)

  Bbox Holding Company                                                                                      Delaware

  Black Box Corporation of Pennsylvania                                                                     Delaware

      Black Box Catalogue, Ltd.

      Black Box Canada Corporation

      Black Box Foreign Sales Corporation

      Black Box France, S.A.

      Black Box Datacom, B.V.

          Black Box Communication SANV

              Indacom N.V.

              Blue Box, B.V.

              Ascor bvba

      BB Technologies, Inc.                                                                                 Delaware

      Datacom Black Box Services AG

      Black Box Deutschland GmbH

      Black Box Italia, SpA

      Black Box Japan Kabushiki Kaisha

      Black Box Catalog Australia Pty. Ltd.

          Black Box Catalog New Zealand Limited

      Black Box do Brazil Industria e Comercio Ltda.

      Black Box de Mexico, S.A. de C.V.

      Alpeco Puerto Rico, Inc.

      South Hills Datacomm Chile, S.A.

      Black Box Comunicaciones, SA

      Schoeller Connectivity Gmbh

      Black Box Norge AS

      Black Box Finland OY

      Black Box Sverige AB

      Black Box Denmark



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